EXHIBIT 99.1
PRESS RELEASE
PLANET TECHNOLOGIES ANNOUNCES COMPLETION OF ANTIGEN LABORATORIES ACQUISITION
RIDGEFIELD, CT & LIBERTY, MO – November 9, 2007 – Planet Technologies, Inc. (“Nasdaq: PLNT.OB”), a specialty pharmaceutical company focused on providing products for allergy and asthma sufferers, today announced that it has completed the acquisition of Antigen Laboratories, Inc. (Antigen), a privately-held FDA licensed manufacturer of allergenic extracts for immunotherapy.
“As announced in September, the acquisition of Antigen’s allergenic extract immunotherapy business complements our existing allergen avoidance product business. The Antigen transaction continues to deliver on our strategy to acquire and build specialty allergy businesses, focused on marketing value-added products to allergy sufferers through allergy-related physicians in the United States ”, said Ed Steube, Chief Executive Officer and President of Planet.
Antigen will operate as a wholly owned subsidiary of Planet. Physicians use Antigen’s allergenic extracts for immunotherapy, which historically have been administered to patients in controlled doses by subcutaneous injections (“SCIT”). Antigen provides allergenic extracts to over 1,500 physicians in the United States annually.
Importantly, upon completion of the acquisition, the company intends to commence a sublingual immunotherapy (“SLIT”) clinical development program. SLIT is the administration of immunotherapy through drops of allergenic extract being placed under the tongue, versus the traditional SCIT route of administration. The company believes that an FDA-approved SLIT product will substantially expand the U.S. market for allergen immunotherapy, as allergy-related physicians will have the enhanced option of offering either SCIT or SLIT based immunotherapy for their patients.
“We also are pleased to announce that the company completed a private placement of approximately $19.9 million of its preferred stock. The financing was led by Aisling Capital, a leading private equity health care investor, which supplied capital to fund the acquisition, the prospective costs associated with the SLIT clinical development and regulatory approval program, capacity expansion at Antigen and incremental working capital,” said Mr. Steube. “We look forward to continuing to execute our strategy, working closely with Aisling Capital to build our position as a market leader.” When convertible, the preferred stock will be convertible into common stock at the conversion price of $2.25 per common share, subject to adjust upon the occurrence of certain events.
As part of the preferred stock financing, the company agreed to file a Form 15 with the SEC to deregister the company common stock under Section 12 of the Security Exchange Act of 1934. As a result, once filed, the company will no longer file annual or quarterly reports with the SEC and the Company’s common stock will likely stop trading on the OTC Bulletin Board. The shares frequently do not trade and the average daily trading volume has recently been below the 200 shares per day at prices ranging from $1 to $5 per share. The infrequency of trading and wide fluctuation in prices has led management to believe the company would be better situated for future opportunities as a private, non-reporting company.
Concurrently with the closing of the acquisition of Antigen and preferred stock financing, Ellen Preston, Eric Freedus, H. Mac Busby, Mike Trinkle and Michael Walsh agreed to step down as directors of Planet. Tom Willoughby, the President of Antigen Laboratories, Inc., and Andrew Schiff and Brett Zbar, both affiliated with Aisling Capital were appointed to the Board of Directors. “We thank very much our former directors for their dedicated services and are pleased Tom, Andrew and Brett have agreed to join the Planet Board, “said Ed Steube.
Forward-Looking Statement
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Planet undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Planet’s business.
Contact:
Planet Technologies
Edward Steube
Chief Executive Officer
(203) 438-9580